As filed with the U.S. Securities and Exchange Commission on May 22, 2024.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Bowhead Specialty Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	6331	87-1433334
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
1411 Broadway, Suite 3800
New York, NY 10018
(212) 970-0269
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

H. Matthew Crusey
General Counsel
Bowhead Specialty Holdings Inc.
1411 Broadway, Suite 3800
New York, NY 10018
(212) 970-0269
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Todd E. Freed	Marc D. Jaffe
Dwight S. Yoo	Erika L. Weinberg
Laura Kaufman Belkhayat	Gary D. Boss
Skadden, Arps, Slate, Meagher & Flom LLP	Latham & Watkins LLP
One Manhattan West	1271 Avenue of the Americas
New York, NY 10001	New York, NY 10020
(212) 735-3000	(212) 906-1200

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement is declared effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (333-278653)
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐
The Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
This Registration Statement on Form S-1 (this “Registration Statement”) is being filed pursuant to Rule 462(b) under the Securities Act of 1933, for the sole purpose of increasing the aggregate number of shares of common stock offered by Bowhead Specialty Holdings Inc. (the “Registrant”) by 992,156 shares, which includes 129,411 shares of common stock that may be sold pursuant to the underwriters’ option to purchase additional shares. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Filing Fee Table (Exhibit 107) filed as an exhibit to the Registration Statement on Form S-1, as amended (File No. 333-278653) (together with its exhibits, the “Prior Registration Statement”), which was declared effective by the Securities and Exchange Commission on May 22, 2024. The information set forth in the Prior Registration Statement, including all exhibits and amendments thereto are hereby incorporated by reference in this filing.
The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Number	Description

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
23.1	Consent of PricewaterhouseCoopers LLP Independent Registered Public Accounting Firm
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1 hereto)
24.1
Power of Attorney (included on the signature page of the Registration Statement on Form S-1 (File No. 333-278653), originally filed with the Commission on May 13, 2024 and incorporated herein by reference).

107	Filing Fee Table

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on May 22, 2024.

BOWHEAD SPECIALTY HOLDINGS INC.

By:	/s/ Stephen Sills
Name:	Stephen Sills
Title:	Chief Executive Officer and President
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen Sills	Chief Executive Officer, President and Director (Principal Executive Officer)	May 22, 2024
Stephen Sills

/s/ Brad Mulcahey	Chief Financial Officer and Treasurer (Principal Financial Officer)	May 22, 2024
Brad Mulcahey

/s/ Shirley Yap	Chief Accounting Officer (Principal Accounting Officer)	May 22, 2024
Shirley Yap

*	Chairperson	May 22, 2024
Matthew Botein

*	Director	May 22, 2024
Angela Brock-Kyle

*	Director	May 22, 2024
Zhak Cohen

*	Director	May 22, 2024
Fabian Fondriest

*	Director	May 22, 2024
David Foy

*	Director	May 22, 2024
David Holman

*	Director	May 22, 2024
Jack Stein

*	Director	May 22, 2024
Troy Van Beek

* By:	/s/ H. Matthew Crusey
H. Matthew Crusey
Attorney-in-Fact